UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Third Quarter 2014 Results. On November 10, 2014, NII Holdings, Inc. (the “Company”) issued a press release announcing certain financial and operating results for the quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 8.01. Other Events

On August 14, 2014, the Company announced that the Company's wholly-owned subsidiaries, NII Mercosur Telecom, S.L., NII Mercosur Móviles, S.L and NII International Telecom S.C.A., entered into a Stock Purchase Agreement with Fucata S.A., a sociedad anónima existing under the Oriental Republic of Uruguay, a venture comprised of Grupo Veintitrés and Optimum Advisors ("Fucata"), pursuant to which Fucata purchased all of the outstanding equity interests in Nextel Chile S.A., the Company's Chilean operating company.  ISM Capital is not part of the Fucata ownership group and was not otherwise involved in Fucata's purchase of Nextel Chile S.A.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: November 10, 2014	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 10, 2014